SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2003 (June 9, 2003)
                                                  --------------------------

                            The Warnaco Group, Inc.
                            -----------------------
              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)


             1-10857                                    95-4032739
             -------                                    ----------
    (Commission File Number)                 (IRS Employer Identification No.)


                     90 Park Avenue
                      New York, NY                                     10016
                      ------------                                     -----
        (Address of Principal Executive Offices)                     (Zip Code)


      Registrant's telephone number, including area code: (212) 661-1300
                                                          --------------


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

Item 5. Other Events.

         On June 9, 2003, The Warnaco Group, Inc. and Calvin Klein, Inc., a subsidiary of Phillips-Van Heusen Corporation, announced that they amended certain existing agreements between the two parties and agreed to enter into a new swimwear licensing agreement. The press release concerning these events is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                  99.1     Press Release, dated June 9, 2003

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       The Warnaco Group, Inc.

Date: June 9, 2003                     By:    /s/ Jay A. Galluzzo
                                              --------------------------------
                                       Name:  Jay A. Galluzzo
                                       Title: Vice President and General Counsel

                                 EXHIBIT INDEX


         Exhibit No.       Description

         99.1              Press Release, dated June 9, 2003

                                                                    EXHIBIT 99.1
                                                                    ------------


Contact: Phillips-Van Heusen Corporation    Contact:  The Warnaco Group Inc.
         Emanuel Chirico                              Media:
         212-381-3503                                 Robert Mead/Doug Morris
                                                      212-515-1960/1964

                                                      Investors: Allison Malkin
                                                      203-222-9013


                 PHILLIPS-VAN HEUSEN AND WARNACO ANNOUNCE NEW
                          SWIMWEAR LICENSE AGREEMENT


NEW YORK - June 9, 2003 - Calvin Klein, Inc. a subsidiary of Phillips-Van Heusen Corporation (NYSE: PVH) and The Warnaco Group, Inc. (NASDAQ: WRNC) today announced that they have solidified their ongoing relationship and commitment to develop the Calvin Klein(R) brand by amending certain existing agreements and agreeing to enter into a new swimwear licensing agreement.

The amendment and agreement provides for, among other things, a new swimwear licensing agreement pursuant to which Warnaco will manufacture, distribute and sell swimwear under certain Calvin Klein(R) trademarks throughout the world commencing in January 2004. The amendment and agreement also enables Warnaco to enter into a sublicensing agreement with Happy Kids, Inc. to manufacture, distribute and sell Calvin Klein(R) children's jeanswear in North, Central and South America.

Bruce Klatsky, Chairman and Chief Executive Officer of Phillips-Van Heusen Corporation, stated, "The agreement we have reached with Warnaco brings certainty and clarity to our licensing arrangement and we look forward to a new and prosperous and cooperative chapter in the relationship between Warnaco and Calvin Klein."

Joe Gromek, Warnaco's President and Chief Executive Officer commented, "We are pleased to announce these new agreements and initiatives which reflect a genuine spirit of partnership between our two organizations to build the Calvin Klein(R) brand worldwide."

About Phillips-Van Heusen Corporation

Phillips-Van Heusen Corporation is one of the leading apparel and footwear companies in the world. Its roster of owned and licensed brands includes Calvin Klein(R), Van Heusen(R), Izod(R), Bass(R), Geoffrey Beene(R), DKNY(R), Arrow(R), Kenneth Cole New York(R) and Reaction by Kenneth Cole(R).

About The Warnaco Group, Inc

The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses and accessories sold under such owned and licensed brands as Warner's(R), Olga(R), Lejaby(R), Body Nancy Ganz(TM), Chaps by Ralph Lauren(R), Calvin Klein(R) men's and women's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Nautica(R) women's and girls' swimwear, Anne Cole Collection(R), Cole of California(R) and Catalina(R) swimwear, and A.B.S.(R) women's sportswear and better dresses.

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, that reflect, when made, either PVH's or Warnaco's expectations or beliefs concerning future events that involve risks and uncertainties, including the effect of national, international and regional economic conditions, the overall level of consumer spending, the performance of either company's products within prevailing retail environments, customer acceptance of both new designs and products and existing product lines, financial difficulties encountered by customers and the ability of either company to attract and retain customers, as well as other risks described in their respective filings with the Securities and Exchange Commission. All statements other than statements of historical facts included in this press release are forward-looking statements. These forward-looking statements may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will likely result", or other similar words and phrases. Although PVH and Warnaco believe that the expectations reflected in such forward-looking statements are reasonable, neither company can give assurance that such expectations will prove to have been correct. Both PVH and Warnaco disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.